(a)(5)(ii)
APRIL 3, 2014

LBG CAPITAL NO. 1 PLC AND LBG CAPITAL NO. 2 PLC
ANNOUNCE RESULTS OF AN EXCHANGE OFFER FOR CERTAIN
ENHANCED CAPITAL NOTES

LBG Capital No. 1 plc (“LBG 1”) and LBG Capital No. 2 plc (“LBG 2” and, together with LBG 1, “the Offerors”) today announced the final results of the previously announced offer to exchange Fixed Rate Reset Additional Tier 1 Securities (the “Additional Tier 1 Securities”) issued by Lloyds Banking Group plc (“LBG”) for certain Enhanced Capital Notes issued by the Offerors (the “ECNs”) set out in the table below (the “Exchange Offer”). The Exchange Offer was made on the terms and subject to the conditions set out in the prospectus dated April 2, 2014 (the “Prospectus”). Capitalized terms not otherwise defined in this announcement have the same meaning as assigned to them in the Prospectus.

The Exchange Offer expired at 11:59 p.m. (New York City time) on April 2, 2014. The aggregate principal amount of each series of ECNs validly tendered and accepted for exchange is set out below:

Exchange Priority	Offeror	Enhanced Capital Notes	ISIN	Exchange Consideration(1)	Principal Amount Outstanding	Principal Amount Accepted in Exchange Offer	Principal Amount Outstanding Following Exchange Offer
1	LBG Capital No. 1 plc	LBG Capital No. 1 plc 7.875% Dated Enhanced Capital Notes due November 1, 2020	XS0459093521 XS0459093794	$1,060.00 principal amount of Additional Tier 1 Securities	$985,636,000	$916,242,000	$69,394,000
2	LBG Capital No. 2 plc	LBG Capital No. 2 plc 7.875% Dated Enhanced Capital Notes due March 19, 2020	XS0496068429	$1,062.50 principal amount of Additional Tier 1 Securities	$407,578,000	$78,625,000	$328,953,000
3	LBG Capital No. 1 plc	LBG Capital No. 1 plc 8.00% Fixed-to-Floating Rate Undated Enhanced Capital Notes	XS0473106283 XS0471767276	$1,057.50 principal amount of Additional Tier 1 Securities	$1,258,631,000	$601,820,000	$656,811,000
4	LBG Capital No. 1 plc	LBG Capital No. 1 plc 8.50% Fixed-to-Floating Rate Undated Enhanced Capital Notes	XS0473103348 XS0471770817	$1,060.00 principal amount of Additional Tier 1 Securities	$276,658,000	$0	$276,658,000

(1)	Principal amount of Additional Tier 1 Securities to be issued in exchange for each $1,000 of ECNs.

Additional Tier 1 Securities	ISIN	Currency	New Issue Price	Initial Coupon	Reset Coupon	Conversion Price	First Call Date	Aggregate Principal Amount Issued
Fixed Rate Reset Additional Tier 1 Securities	US539439AG42	USD	100%	7.5%	5-year MS+4.76%	$1.072	June 27, 2024	$1,675,000,000

The Minimum New Issue Size condition has been satisfied. The Offerors have accepted for exchange all validly tendered ECNs with Exchange Priority 1 to 2, $601,820,000 in aggregate principal amount of validly tendered ECNs with Exchange Priority 3 (which represents a proration factor of approximately 60.004%), and none of the tendered ECNs with Exchange Priority to 4.

The aggregate principal amount of Additional Tier 1 Securities to be issued pursuant to the Exchange Offer is $1,675,000,000.

Settlement of the Exchange Offer is expected to take place on or around April 7, 2014.

ECNs that have not been accepted for purchase by the relevant Offeror will remain outstanding following the Exchange Offer.

Concurrent Non-U.S. Exchange Offers

Concurrently with the Exchange Offer, LBG 1 and LBG 2 invited holders of certain of their euro and sterling denominated enhanced capital notes to exchange such securities and have invited certain eligible retail holders of their sterling denominated enhanced capital to sell such securities to LBG 1 or LBG 2 (as applicable) for cash, in each case pursuant to the Concurrent Non-U.S. Exchange Offers (as defined in the Prospectus). Only the Exchange Offer was made by means of the Prospectus. Documentation in relation to the Concurrent Non-U.S. Exchange Offers has been published separately.

Further Information

This announcement does not constitute an offer of any securities for sale. A registration statement on Form F-4 relating to the Exchange Offer and the Prospectus have been filed with the SEC. The registration statement was declared effective on April 2, 2014.

Requests for copies of the Prospectus and information in relation to the Exchange Offer should be directed to:

EXCHANGE AGENT

Lucid Issuer Services Limited
436 Essex Road
London N1 3QP
United Kingdom

Attention: Sunjeeve Patel / David Shilson / Victor Parzyjagla
Tel: +44 20 7704 0880
Fax: +44 20 7067 9098
email: lbg@lucid-is.com

GLOBAL COORDINATORS AND JOINT LEAD DEALER MANAGERS

BofA Merrill Lynch

Merrill Lynch, Pierce Fenner & Smith Incorporated
214 North Tryon Street, 21st Floor
Charlotte, NC 28255
United States

In United States:
U.S. Toll-Free: +1 (888) 292-0070
Collect: +1 (980) 683-3215
Attention: Debt Advisory

In Europe:
Tel: +44 (0)20 7995 3715 / +44 (0)20 7996 0867
Email: john.m.cavanagh@baml.com / karl.bystedtwikblom@baml.com
Attention: John Cavanagh/Karl Bystedt Wikblom

Goldman, Sachs & Co.

Goldman, Sachs & Co.
200 West Street
New York, NY 10282
United States

In United States:
U.S. Toll-Free: +1 (800) 828-3182
Collect: +1 (212) 902-5183
Attention: Liability Management Group

In Europe:
Tel: +44 (0)20 7774 9682
Email: liabilitymanagement.eu@gs.com
Attention: Liability Management Group

JOINT LEAD DEALER MANAGERS

Barclays

Barclays Capital Inc.
Address: 745 Seventh Avenue,
New York, New York 10019
United States

In United States:
U.S. Toll-Free:  +1 (800) 438-3242
Collect: +1 (212) 528-7581
Fax: +1 (646) 834-0584
Email: liability.management@barclays.com
Attention: Liability Management Group

In Europe:
Tel: +44(0) 20 3134 8515
Fax: +44(0) 20 7516 7379
Email: eu.lm@barclays.com
Attention: Liability Management Group

Lloyds Securities

Lloyds Securities Inc.
1095 Avenue of the Americas
New York, NY 10036
United States

U.S. Toll-Free: +1 (855) 400-6511
Collect: +1 (212) 827-3105
Email: Liability.Management@lbusa.com
Attention: Liability Management Group

Morgan Stanley

Morgan Stanley & Co. LLC
1585 Broadway, Floor 04
New York, NY 10036
United States

In United States:
U.S. Toll-Free: +1 (800) 624-1808
Collect: +1 (212) 761-1057
Attention: Liability Management

In Europe:
Tel: +44 (0)20 7677 5040
Email: liabilitymanagementeurope@morganstanley.com
Attention: Liability Management Group

JOINT DEALER MANAGERS

BNP Paribas

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
United States

In the United States:
U.S. Toll-Free: +1 (888) 210-4358
Collect: +1 (212) 841-3059
Email: liability.management@bnpparibas.com
Attention: Liability Management Group

In Europe:
Tel: +44 (0)20 7595 8668
Email: liability.management@bnpparibas.com Attention: Liability Management Group

Citigroup

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
United States

In United States:
U.S. Toll-Free: +1 (800) 558-3745
Collect: +1 (212) 723-6106
Attention: Liability Management Group

In Europe:
Tel: +44 (0)20 7986 8969
Email: liabilitymanagement.europe@citi.com
Attention: Liability Management Group

Deutsche Bank Securities

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
United States

In United States:
U.S. Toll-Free: +1 (855) 287-1922
Collect +1 (212) 250-7527
Attention: Liability Management Group
Email: US_Liability_Strategies_Team @list.db.com

In Europe:
Tel: +44 (0) 20754 58011
Email: liability.management@db.com

HSBC HSBC Securities (USA) Inc. 452 Fifth Avenue New York, New York 10018	J.P. Morgan Securities LLC J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179	UBS Investment Bank UBS Limited 1 Finsbury Avenue London EC2M 2PP
Attention: Liability Management Group

In the United States:
U.S. Toll-Free: +1 (888) HSBC-4LM
Collect: +1 (212) 525-5552
Email: liability.management@hsbcib.com

In Europe:
Tel: +44 (0)20 7992 6237
Email: liability.management@hsbcib.com
United States In United States: US Toll-Free: +1 (866) 834-4666 Collect: +1 (212) 834-2494 Attention: Liability Management Group In Europe: Tel: +44 (0)20 7134 2468 Email: EMEA_LM@jpmorgan.com
United Kingdom

In United States:
U.S. Toll-Free: +1 (888) 719-4210
Collect: +1 (203) 719-4210
Attention: Liability Management Group

In Europe:
Tel: +44 (0)20 7567 0525
Email: mark-t.watkins@ubs.com; mahmoud.abdelaal@ubs.com
Attention: Liability Management Group

NOTICE

This announcement must be read in conjunction with the Prospectus. If you are in any doubt as to the contents of this announcement or the Prospectus or the action you should take, you are recommended to seek your own financial and legal advice, including as to any tax consequences, immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial or legal adviser.

Subject to applicable law, the Offerors or any of their respective affiliates may at any time and from time to time following completion of the Exchange Offer purchase remaining outstanding ECNs by tender, in the open market, by private agreement or otherwise on such terms and at such prices as the relevant Offeror or, if applicable, its affiliates may determine. Such terms, consideration and prices may be more or less favorable than those offered pursuant to the Exchange Offer.

OFFER RESTRICTIONS

This announcement and the Prospectus does not constitute an offer or an invitation to participate in the Exchange Offer in any jurisdiction in or from which, or to any person to whom, it is unlawful to make the relevant offer or invitation under applicable laws. The distribution of this announcement and the Prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this announcement and the Prospectus comes are required by each of the Offerors, LBG, the Dealer Managers and the Exchange Agent to inform themselves about, and to observe, any such restrictions.

No action has been or will be taken by the Offerors, LBG, the Dealer Managers or the Exchange Agent in any jurisdiction outside the United States that would constitute a public offering of the Additional Tier 1 Securities other than the preparation of the Prospectus in compliance with articles 652a and 1156 of the Swiss Code of Obligations for purposes of making the Exchange Offer in Switzerland.

United Kingdom

The communication of the Prospectus and any other documents or materials relating to the Exchange Offer is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is only directed at and may be communicated to (1) those persons who are existing members or creditors of the Group or other persons within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, and (2) any other persons to whom these documents and/or materials may lawfully be communicated.

Isle of Man

The communication of the Prospectus and any other documents or materials relating to the Exchange Offer is not being made by, and such documents will not be registered or filed as a prospectus with, any governmental or other authority in the Isle of Man and the Prospectus and the issue of the Additional Tier 1 Securities have not been approved by the Isle of Man Financial Supervision Commission. Any offer for subscription, sale or exchange of the Additional Tier 1 Securities in or from the Isle of Man must be made:

(a)      by an Isle of Man financial services licence holder appropriately licensed under section 7 of the Financial Services Act2008 to do so;

(b)      in accordance with any relevant exclusion contained within the Regulated Activities Order 2011; or

(c)       in accordance with any available relevant exemption contained within the Financial Services (Exemptions) Regulations2011.

Guernsey

The communication of the Prospectus and any other documents or materials relating the Exchange Offer is not being made, and such documents have not been approved or authorized, by the Guernsey Financial Services Commission for circulation in Guernsey. The Prospectus and any other documents or materials relating to the Exchange Offer may not be distributed or circulated directly or indirectly to any persons in the Bailiwick of Guernsey other than (i) by a person licensed to do so under the terms of the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended, or (ii) to those persons regulated by the Guernsey Financial Services Commission as licensees under the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended, the Banking Supervision (Bailiwick of Guernsey) Law, 1994, the Insurance Business (Bailiwick of Guernsey) Law, 2002 or the Regulation of Fiduciaries, Administration Business and company Directors etc. (Bailiwick of Guernsey) Law, 2000.

Jersey

The communication of the Prospectus and any other documents or materials relating to the Exchange Offer are not being made by, and such documents are not subject to and have not received approval from, either the Jersey Financial Services Commission or the Registrar of Companies in Jersey and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The Additional Tier 1 Securities may be offered or sold in Jersey only in compliance with the provisions of the Control of Borrowing (Jersey) Order 1958.

Belgium

None of this announcement, the Prospectus or any other documents or materials relating to the Exchange Offer have been submitted to or will be submitted for approval or recognition to the Financial Services and Markets Authority (Autorité des services et marchés financiers / Autoriteit voor financiële diensten en markten) and, accordingly, the Exchange Offer may not be made in Belgium by way of a public offering, as defined in Articles 3 and 6 of the Belgian Law of April 1, 2007 on public takeover bids as amended or replaced from time to time. Accordingly, the Exchange Offer may not be advertised and the Exchange Offer will not be extended, and neither this announcement, the Prospectus nor any other documents or materials relating to the Exchange Offer (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than “qualified investors” in the sense of Article 10 of the Belgian Law of June 16, 2006 on the public offer of placement instruments and the admission to trading of placement instruments on regulated markets, acting on their own account. This announcement and the Prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Exchange Offer. Accordingly, the information contained in this announcement and the Prospectus may not be used for any other purpose or disclosed to any other person in Belgium.

France

The Exchange Offer is not being made, directly or indirectly, to the public in France. Neither this announcement, the Prospectus nor any other documents or offering materials relating to the Exchange Offer, have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, acting for their own account, all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier, are eligible to participate in the Exchange Offer. This announcement and the Prospectus have not been and will not be submitted for clearance procedures (visa) of the Autorité des marchés financiers.

Italy

None of the Exchange Offer, this announcement, the Prospectus or any other documents or materials relating to the Exchange Offer has been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”), pursuant to Italian laws and regulations. The Exchange Offer is being carried out in the Republic of Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”).

Accordingly, the Exchange Offer is only addressed to holders of ECNs located in the Republic of Italy who are “qualified investors” (investitori qualificati) as defined pursuant to and within the meaning of Article 100 of the Financial Services Act and article 34-ter, paragraph 1, letter b) of the Issuers’ Regulation.

Holders or beneficial owners of the ECNs located in the Republic of Italy that qualify as “qualified investors” can tender the ECNs through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of October 29, 2007, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the ECNs or the Exchange Offer.

General

The Exchange Offer does not constitute an offer to buy or the solicitation of an offer to sell ECNs and/or Additional Tier 1 Securities in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities or other laws require the Exchange Offer to be made by a licensed broker or dealer and the Dealer Manager or, where the context so requires, any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Exchange Offer shall be deemed to be made on behalf of LBG 1 and/or LBG 2 by such Dealer Manager or affiliate (as the case may be) in such jurisdiction.